Calculation of Filing Fee Tables
S-3
Xilio Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Equity	Common Stock, par value $0.0001 per share	457(o)
		Equity	Preferred Stock, par value $0.0001 per share	457(o)
		Other	Units	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 4,596,248.00	0.0001381	$ 634.74
		Debt	Debt Securities	457(o)
		Equity	Common Stock, par value $0.0001 per share	457(o)
		Equity	Preferred Stock, par value $0.0001 per share	457(o)
		Other	Units	457(o)
		Other	Warrants	457(o)
Fees Previously Paid	2	Unallocated (Universal) Shelf		457(o)			$ 240,027,982.00		$ 33,147.86
Carry Forward Securities
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-285703	05/08/2025
Carry Forward Securities		Equity	Common Stock, par value $0.0001 per share	415(a)(6)						S-3	333-285703	05/08/2025
Carry Forward Securities		Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)						S-3	333-285703	05/08/2025
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-285703	05/08/2025
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-285703	05/08/2025
Carry Forward Securities		Unallocated (Universal) Shelf		415(a)(6)			$ 5,375,770.00			S-3	333-285703	05/08/2025	$ 823.03
			Total Offering Amounts:				$ 250,000,000.00		$ 33,782.60
			Total Fees Previously Paid:						$ 33,147.86
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 634.74
Offering Note
[1]	(1) Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price of up to $250,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. (2) Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another. (3) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $5,375,770 of unsold securities (the "Unsold Securities") previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-285703), which was declared effective on May 8, 2025 (the "Prior Registration Statement"). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $823.03 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $244,624,230 (the "New Securities"), which aggregate offering price is not specified as to each class of securities. The filing fee for the New Securities is $33,782.61. The registrant paid $33,147.86 in connection with the initial filing of this registration statement on May 12, 2026, and is paying the $634.75 balance of this filing fee in connection with the filing of this Amendment No. 1 to the registration statement. The registrant does not intend to sell any Unsold Securities pursuant to the Prior Registration Statement after the date hereof. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

[2]	(1) Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price of up to $250,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. (2) Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another. (3) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $5,375,770 of unsold securities (the "Unsold Securities") previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-285703), which was declared effective on May 8, 2025 (the "Prior Registration Statement"). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $823.03 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $244,624,230 (the "New Securities"), which aggregate offering price is not specified as to each class of securities. The filing fee for the New Securities is $33,782.61. The registrant paid $33,147.86 in connection with the initial filing of this registration statement on May 12, 2026, and is paying the $634.75 balance of this filing fee in connection with the filing of this Amendment No. 1 to the registration statement. The registrant does not intend to sell any Unsold Securities pursuant to the Prior Registration Statement after the date hereof. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date